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                                                                   EXHIBIT 10.40












                              ---------------------

                                OVERALL AGREEMENT

                              ---------------------




                                 1 February 2001


                                     between



                       SANTA FE INTERNATIONAL CORPORATION



                                     - and -



                             PPL SHIPYARD PTE. LTD.

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THIS OVERALL AGREEMENT is made on  February 1, 2001,

BETWEEN:

(1) SANTA FE INTERNATIONAL CORPORATION, organized and existing under the laws of the Cayman Islands with offices at 5420 LBJ Freeway, Suite 1100, Dallas, Texas 75240, U.S.A. ("SFIC"); and

(2) PPL SHIPYARD PTE. LTD., organized and existing under the laws of Singapore, having its principal place of business located at 21 Pandan Road, Singapore 609273 (hereinafter called the "Builder").


WHEREAS:

A. Pursuant to two (2) contracts of even date herewith between SFIC and the Builder, each for the construction and sale of one jack-up drilling unit (collectively the "Contracts"), SFIC and the Builder have agreed that the Builder shall design, construct, equip, complete and deliver two (2) Freide and Goldman JU2000 jack-up drilling units to bear the Builder's hull numbers 2001 and 2002 (each being referred to herein as a "Vessel" and collectively as the "Vessels"); and

B. The parties hereto desire to enter into a further agreement to co-ordinate certain aspects of the performance of the Contracts and to provide for the granting by the Builder to SFIC of purchase options in respect of four (4) further Friede and Goldman JU2000 jack-up drilling units.


NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth it is hereby agreed as follows:

1.       DEFINITIONS AND INTERPRETATION


1.1 Terms employed herein shall bear the same meaning as in the Contracts and the Specifications (as defined therein).

1.2 In the event of any conflict between the provisions of this Overall Agreement and the Contracts, the provisions of this Overall Agreement shall prevail.


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2.       GRANT OF PURCHASE OPTIONS FOR SUBSEQUENT UNIT(S)

2.1 In consideration of the payment by SFIC to the Builder of the sum of Ten United States Dollars (U.S.$10.00), receipt of which is hereby acknowledged, the Builder hereby grants to SFIC certain options (herein respectively the "Options") to require the Builder to design, construct, equip, complete and deliver to SFIC up to four (4) optional Friede and Goldman JU2000 jack-up drilling units (the "Option Vessels") as further set out below.

2.2 The Options shall be exercisable, either collectively or individually, by SFIC serving a notice or notices on the Builder to such effect on or before 5:00 p.m. Central Standard Time on the applicable Option Deadline noted below. The Builder covenants and unconditionally and irrevocably undertakes with SFIC that it will forthwith thereupon enter into a contract or contracts with SFIC (or any other company nominated and guaranteed by SFIC) for the design, construction, equipment, completion and delivery to SFIC (or such other company) of such of the Option Vessels for which SFIC shall have exercised its option as aforesaid.

2.3 The contracts (including contract specifications) in respect of the Option Vessels shall be in the same form mutatis mutandis as the contract for construction and sale of Builder's Hull No. 2001 except as otherwise expressly stipulated by this Overall Agreement and provided that the Option Deadlines, Construction Commencement Dates, Contract Prices and Delivery Dates for the same will be as follows:

                                  JACK-UP OPTION         CONSTRUCTION         CONTRACT         DELIVERY
                                     DEADLINE         COMMENCEMENT DATE        PRICE             DATE
                                -------------------   -----------------   ---------------   ---------------
         First Option Vessel    Payment due date      1 February 2003     U.S.$72,515,250   1 February 2005
                                for third
                                installment for
                                second firm Vessel.

         Second Option Vessel   Payment due date      1 February 2004     U.S.$72,629,000   1 February 2006
                                for third
                                installment for
                                First Option Vessel.

         Third Option Vessel    Payment due date      1 February 2005     U.S.$78,476,900   1 February 2007
                                for third
                                installment for
                                Second Option
                                Vessel.

         Fourth Option Vessel   Payment due date      1 February 2006     U.S.$78,676,900   1 February 2008
                                for third
                                installment for
                                Third Option Vessel.


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         The Contract Price for each of the Third and Fourth Option Vessels shall be the lesser of the Contract Prices stated above or an amount calculated as follows:

         For the Third Option Vessel        $75,159,000 + F1 + F2

         For the Fourth Option Vessel       $76,414,000 + F1 + F2

         Where:

          F1 = $72,650,000 x 0.38 x ((*US Dollars per Euro/0.94)-1);

          F2 = $72,650,000 x 0.18 x ((**Japan Base Steel Price/$320 per
               metric ton)-1);

          and the combined value of F1 and F2 shall never be less than zero (0).

               * The average of the Buying and Selling exchange rate as quoted in the London Financial Times as of the date when the Vessel Option is exercised by SFIC.

               ** The U.S. Dollar price for Japanese Steel Plate (Export) as published in the Metal Bulletin Research ("MBR") publication "Steel Markets Monthly" for the month when the Vessel Option is exercised by SFIC.

                    The baseline reference date shall be February 1st 2001, therefore, the baseline reference price shall be U.S.$320; as published in the February 2001 edition of MBR Steel Markets Monthly.

         In addition, the Contract Prices for the Third and Fourth Option Vessels will be subject to further adjustment as agreed by and among SFIC, Builder and Freide & Goldman to reflect changes in Freide & Goldman's


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         prices for services and equipment for the Third and Fourth Option
         Vessels arising from the change in the exchange rate between the U.S. Dollar and the Euro.

         The above-referenced Contract Prices shall be reduced by One Million Four Hundred Fifty-Two Thousand United States Dollars (U.S.$1,452,000) in respect of each Vessel for which SFIC elects to reduce the Vessel's leg length by fifty-six (56) feet should SFIC give notice of such election to Builder no later than ninety-one (91) calendar days after the Construction Commencement Date for such Vessel. Should SFIC give the Builder later notice at any time up until the last fifty-six (56) feet of the leg sections begin to be installed on the Vessel, then the Contract Price shall be reduced by Seven Hundred Two Thousand United States Dollars (U.S.$702,000) and SFIC shall have ownership of the leg chord material with Builder having ownership of the leg bracing material.

         The above referenced Delivery Dates shall be accelerated in respect of any one or more of the Option Vessels by two (2) months should SFIC so elect by giving notice of such election to Builder no later than the Construction Commencement Date and shall be accelerated by an additional three (3) months (for a total of five (5) months) should SFIC so elect by giving notice to Builder no later than three (3) months before the Construction Commencement Date, always providing:

         (1) In the event SFIC gives Builder notice no later than three (3) months before the Construction Commencement Date, then SFIC's first installment payment of the Contract Price to Builder shall be due upon the second banking day next following either the date SFIC gave Builder notice or the date of Builder's delivery of the performance bond (but not the letter of credit) to SFIC as required under Article XI, paragraph 2 of the contract, whichever occurs later. Builder will provide the letter of credit to SFIC on or before the Construction Commencement Date.

         (2) In the event SFIC gives Builder notice no later than three (3) months before the Construction Commencement Date and SFIC subsequently exercises its right to terminate for its convenience before the Construction Commencement Date under
                  Article XI, Paragraph 4 of the contract, then SFIC shall pay Builder its documented third party cancellation costs less any installment payments made by SFIC to Builder. Should the Installment Payments be greater than the cancellation costs, then the balance shall be promptly returned to SFIC.

         (3) The payment reduction specified in Article III, Paragraph 1(c) of the contract, shall not apply unless the delivery of the Vessel is delayed by more than sixty-one (61) calendar days after the Delivery Date in respect of such Vessel.


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2.4      Notwithstanding the Option Deadlines, Construction Commencement Dates,
         Contract Prices and Delivery Dates specified in Clause 2.3 above, SFIC shall have the right, at its election, exercisable upon submission of written notice to Builder by the applicable Option Deadline set forth below, to require Builder to commence construction and deliver any one or more of the Option Vessels under an Accelerated Schedule as follows:

                                                     CONSTRUCTION
                                 JACKUP OPTION       COMMENCEMENT        CONTRACT          DELIVERY
                                    DEADLINE             DATE             PRICE              DATE
                                 --------------     --------------    -------------     ---------------
          First Option Vessel    1 August 2002      1 August 2002     US$72,515,250     1 June 2004

          Second Option Vessel   1 August 2003      1 August 2003     US$72,629,000     1 June 2005

          Third Option Vessel    1 January 2004     1 January 2004    US$78,476,900     1 November 2005

          Fourth Option Vessel   1 January 2005     1 January 2005    US$78,676,900     1 November 2006

    Should SFIC elect to take delivery of the Third Option Vessel and/or the Fourth Option Vessel under the Accelerated Schedule, then the Contract Price for the Vessel(s) in respect of which SFIC so elects shall be the lesser of the Contract Prices stated above or an amount calculated as follows:

         For the Third Option Vessel                 $74,104,000 + F1 + F2

         For the Fourth Option Vessel                $75,359,100 + F1 + F2

         Where:

          F1 = $72,650,000 x 0.38 x ((*US Dollars per Euro/0.94) - 1);

          F2 = $72,650,000 x 0.18 x ((**Japan Base Steel Price/$320 per
          metric ton) - 1);

          and the combined value of F1 and F2 shall never be less than zero (0).


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               *    An average of the Buyer and Selling exchange rate as quoted in the London Financial Times as of the date when the Vessel Option is exercised by SFIC.

               ** The U.S. Dollar price for Japanese Steel Plate (Export) as published in the Metal Bulletin Research ("MBR") publication "Steel Markets Monthly" for the month when the Vessel Option is exercised by SFIC.

                    The baseline reference date shall be February 1st 2001, therefore, the baseline reference price shall be U.S.$320; as published in the February 2001 edition of MBR Steel Markets Monthly.

         In addition, the Contract Price under the Accelerated Schedule for the Third and Fourth Option Vessels will be subject to further adjustment as agreed between SFIC, Builder and Freide & Goldman to reflect changes in Freide & Goldman's prices for services and equipment for the Third and Fourth Option Vessels arising from the change in the exchange rate between the U.S. Dollar and the Euro.

         The above-referenced Contract Prices shall be reduced by One Million Four Hundred Fifty-Two Thousand United States Dollars (U.S.$1,452,000) in respect of each Vessel for which SFIC elects to reduce the Vessel's leg length by fifty-six (56) feet should SFIC give notice of such election to Builder no later than ninety-one (91) calendar days after the Construction Commencement Date for such Vessel. Should SFIC give the Builder later notice at any time up until the last fifty-six (56) feet of the leg sections begin to be installed on the Vessel, then the Contract Price shall be reduced by Seven Hundred Two Thousand United States Dollars (U.S.$702,000) and SFIC shall have ownership of the leg chord material with Builder having ownership of the leg bracing material.

         It is agreed between SFIC and Builder that should SFIC so elect the Accelerated Schedule, then SFIC will require in total no greater security facilities from Builder by way of letters of credit and performance bonds than that which would have been required should SFIC have maintained the schedule specified in Clause 2.3. Further, the payment reduction specified in Article III 1(c) of the contract shall not apply unless the delivery of the Vessel is delayed more than sixty-one (61) calendar days after the Delivery Date in respect of such Vessel.

2.5 Notwithstanding the schedules specified in Clauses 2.3 and 2.4 above, SFIC shall have the right to request Builder to accelerate or delay the schedules of any one or more of the Vessels and both parties shall work together to achieve the revised schedule, providing that any unavoidable


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         additional cost to Builder so arising shall be reimbursed by SFIC to
         Builder on a documented cost basis.

2.6 Irrespective of which schedule SFIC elects, should Builder be in default under the terms of the Contracts, or under the terms of Option Vessel contracts or should Builder suffer delay (excepting only Permissible Delay) which in SFIC's reasonable opinion would adversely impact Builder's performance, then SFIC shall have the right, at no additional cost to delay the Construction Commencement Date for any subsequent Vessel until the default has been remedied or the delay has been resolved to SFIC's reasonable satisfaction.

3.       NOTICES

3.1 Every notice given under this Overall Agreement shall be in writing and shall be deemed given when delivered personally, by registered or certified mail or by facsimile/telefax to the address of the party receiving such notice stated below. Any notice sent by telefax shall be confirmed by prepaid first class letter posted as soon as practicable thereafter but the failure of the addressee to receive such letter shall not prejudice the validity or effect of such telefax notice.

3.2 Unless and until SFIC notifies the Builder to the contrary in writing, SFIC's address designated for the purpose of notices under this Overall Agreement shall be:

         Santa Fe International Corporation
         5420 LBJ Freeway, Suite 1100
         Dallas, Texas 75240 U.S.A.

         Facsimile:  972-701-7390

         Attention:  Mr. N. Pharr Smith

3.3 Unless and until the Builder notifies SFIC to the contrary in writing, the Builder's address designated for the purpose of notices under this Overall Agreement shall be:

         PPL Shipyard Pte. Ltd.
         21 Pandan Road
         Singapore 609273

         Facsimile:  (65) 2644130

         Attention:  Mr. Ong Tian Khiam


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4.       LIQUIDATED DAMAGES PAYABLE BY BUILDER

         The Builder hereby represents and warrants that no circumstances exist that will cause the Singapore governmental authorities to terminate the Builder's lease(s) for its Singapore shipyard premises while one or more Vessels are under construction. However, the parties hereto agree that if the Builder's rights under such lease(s) are lost or impaired for any reason other than compulsory acquisition of such property by Singapore governmental authorities, which loss or impairment prevents or interferes with Builder's performance under any contract contemplated by this Overall Agreement, including contracts for construction of the Option Vessels, then the Builder shall pay SFIC Fifteen Million United States Dollars (U.S.$15,000,000). It is understood by both parties that such payment by the Builder is by way of liquidated damages and not by way of penalty. However, the Builder shall not be required to pay such sum if the Builder meets all of its obligations under each contract contemplated by this Overall Agreement, including contracts for construction of the Option Vessels, without loss of quality at an alternative shipyard facility and at no additional cost to SFIC. The foregoing liquidated damages shall be in addition to and without prejudice to SFIC's rights and remedies elsewhere set forth in the Contracts.

5.       BUILDER'S UNDERTAKING NEW CONTRACTS

     The Builder and SFIC recognize that nearly all of the Builder's facilities, key personnel and other resources will likely be utilized for the work to be performed by Builder under this Agreement and Builder agrees not to undertake any other new construction projects of a significant value during the term of this Agreement without the prior written consent of SFIC. Should Builder wish to undertake such a project, Builder shall so inform SFIC in a timely manner and SFIC shall not withhold its consent unless SFIC has good reason to believe that the quality and/or timeliness of the work to be performed by the Builder hereunder will be adversely affected or that Builder will not be able to perform its obligations hereunder.


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6.       GOVERNING LAW, DISPUTE AND ARBITRATION

6.1 The parties hereto agree that the validity and interpretation of this Overall Agreement and of each Clause and part thereof shall be governed by English law excluding, however, any of its conflicts of law rules or other provisions which may refer to the laws of another jurisdiction. Any claim, dispute or difference arising out of this Overall Agreement shall be finally resolved in accordance with the provisions of Article XVII - Dispute and Arbitration of the Contracts.

6.2 For the purposes of any proceedings pursuant to Clause 6.1 above, the parties hereby irrevocably appoint the following as their agents within England for the service of process:

         SFIC

         Simon Curtis
         Curtis Davis Garrard
         Bedfont Cross, Stanwell Road
         Heathrow Airport, Feltham TW14 8NY U.K.

         The Builder

         HFW Nominees Ltd.
         Marlow House
         Lloyds Avenue
         London
         EC3N 3AL U.K.

7.       TERM OF AGREEMENT

         This Overall Agreement shall remain effective until expiry of the warranty period for the last vessel, including any Option Vessel, built by the Builder for SFIC as contemplated herein unless otherwise mutually agreed in writing.

8.       DEBENTURE

         The Builder shall execute and deliver to SFIC the Debenture Agreement in the form attached hereto as Exhibit "A" contemporaneously with the execution by the Builder of this Overall Agreement and will register the particulars of the Debenture Agreement with the Registry of Companies and Businesses within two (2) business days after the date of the execution of the Debenture Agreement. SFIC shall not be obligated to make the 2nd installment payment of the Contract Price under that certain Contract for Construction and Sale of a Jack-up Drilling Unit dated on or


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         about 1 February 2001 for construction of the first vessel to be constructed by the Builder for SFIC (Hull No. 2001) until SFIC has received evidence satisfactory to it that the Builder has executed an assignment (the "Assignment") of the Building Agreement dated January 1, 2000, made between Jurong Town Corporation and the Builder and a mortgage in escrow, each in such form as may be acceptable to SFIC, together with all other documents which may be required or necessary for the purposes of perfecting the Assignment (including the registration of the particulars of the Assignment with the Registry of Companies and Businesses). The Builder shall be solely responsible for securing all governmental and other approvals and taking all other actions as may be necessary from time to time to give full force and effect to and maintain the terms and conditions of such Debenture Agreement.

         In this regard, the Builder hereby undertakes, represents and warrants that it shall comply with all of the terms and conditions of the Debenture Agreement.

9.       PUBLICITY RELEASES

         The provisions addressing publicity releases contained in Article XXVI of the Contracts shall be deemed set forth herein mutatis mutandis and shall apply equally to this Overall Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Overall Agreement to be duly executed with effect as of the day and year first above written.

SIGNED BY                               )
on behalf of                            )
SANTA FE INTERNATIONAL CORPORATION      )
in the presence of:                     )

SIGNED BY                               )
on behalf of                            )
PPL SHIPYARD PTE. LTD.                  )
in the presence of:                     )


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Santa Fe International Corporation undertakes, upon the request of the
Securities and Exchange Commission, to file the appendix to the foregoing agreement that is not included in the filing.


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